Exhibit 21.1

BIOSCRIP, INC. AND ITS SUBSIDIARIES

Entity Name	State of Incorporation	Doing Business As
BioScrip, Inc.	Delaware
Applied Health Care, LLC	Delaware	CarePoint Partners
BioScrip Infusion Management, LLC	Delaware
BioScrip Infusion Services, Inc.	California	BioScrip Infusion Services
BioScrip Infusion Services, LLC	Delaware	BioScrip Infusion Services CarePoint Partners (in FL and WV only)
BioScrip Medical Supply Services, LLC	Delaware
BioScrip Nursing Services, LLC	New York	BioScrip Nursing Services
BioScrip PBM Services, LLC	Delaware	BioScrip PBM Services
BioScrip Pharmacy (NY), Inc.	New York
BioScrip Pharmacy (Puerto Rico), Inc.	Puerto Rico
BioScrip Pharmacy Services, Inc.	Ohio	BioScrip Pharmacy Services
BioScrip Pharmacy, Inc.	Minnesota	(inactive)
Bradhurst Specialty Pharmacy, Inc.	New York	(inactive)
Cedar Creek Home Health Care Agency, LLC	Tennessee	Deaconess HomeCare I
Chronimed, LLC	Minnesota
CHS Holdings, Inc.	Delaware
Critical Homecare Solutions, Inc.	Delaware
Deaconess Enterprises, LLC	Ohio
Deaconess HomeCare, LLC	Delaware
East Goshen Pharmacy, Inc.	Pennsylvania	InfusionCare
Elk Valley Health Services, LLC	Tennessee
Elk Valley Home Health Care Agency, LLC	Tennessee	Deaconess HomeCare
Elk Valley Professional Affiliates, Inc.	Tennessee
Gericare, LLC	Tennessee	Deaconess HomeCare II
HomeChoice Partners, Inc.	Delaware	CarePoint Partners
Infusal Partners	Florida	(inactive)
InfuCenters, LLC	Delaware	(inactive)
InfuScience HHA, LLC	Delaware	(inactive)
InfuScience, Inc.	Delaware	InfuScience
InfuScience South Carolina, LLC	Delaware
InfuScience Subs, Inc.	Delaware
Infusion Partners of Brunswick, LLC	Georgia
Infusion Partners of Melbourne, LLC	Georgia
Infusion Partners, LLC	Ohio	CarePoint Partners (in LA and TX only)
Infusion Solutions, Inc.	New Hampshire
Infusion Therapy Specialists, Inc.	Nebraska	InfuScience
Knoxville Home Therapies, LLC	Tennessee	Infusion Partners
National Health Infusion, Inc.	Florida	(inactive)
Natural Living, Inc.	New York	(inactive)
New England Home Therapies, Inc.	Massachusetts	CarePoint Partners (in RI only)

Entity Name	State of Incorporation	Doing Business As
Option Health, Ltd.	Illinois	Deaconess HomeCare BioScrip Infusion Services Option Care of the Quad Cities
Professional Home Care Services, Inc.	Delaware
Regional Ambulatory Diagnostics, Inc.	Ohio	(inactive)
Scott-Wilson, Inc.	Kentucky	Infusion Partners of Lexington Deaconess HomeCare
South Mississippi Home Health, Inc.	Mississippi	Deaconess HomeCare Deaconess Hospice
South Mississippi Home Health, Inc. – Region I	Mississippi	Deaconess HomeCare
South Mississippi Home Health, Inc. – Region II	Mississippi	Deaconess HomeCare
South Mississippi Home Health, Inc. – Region III	Mississippi	Deaconess HomeCare
Specialty Pharma, Inc.	Delaware
Wilcox Medical, Inc.	Vermont	Wilcox Home Infusion